EXHIBIT 10.2
ABM INDUSTRIES INCORPORATED
2002 PRICE-VESTED PERFORMANCE STOCK OPTION PLAN
(as amended and restated June 7, 2005)

1.	PURPOSE; DEFINITIONS.
     ABM Industries Incorporated hereby establishes the ABM Industries Incorporated 2002 Price-Vested Performance Stock Option Plan (the “Plan”), effective as of December 11, 2001. The purpose of the Plan is to give ABM Industries Incorporated and its Affiliates a long-term stock option plan to help in recruiting, retaining motivating and rewarding senior executives, and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in stockholder value.
     For purposes of the Plan, the following terms are defined as set forth below:
a. “Affiliate” or “Affiliates” means any and all subsidiary corporations or other entities controlled by the Company and designated by the Committee from time to time as such.
b. “Board” or “the Board” means the board of directors (“Directors”) of the Company.
c. “Cause” means:
(1) misconduct or any other willful or knowing violation of any Company policy or employment agreement,
(2) unsatisfactory performance such that the Company notifies the Optionee of the Company’s intention not to renew the Optionee’s employment agreement with the Company,
(3) a material breach by the Optionee of his or her duties as an employee which is committed in bad faith or without reasonable belief that such reach is in the best interests of the Company and its affiliated companies (other than a breach arising from the failure of the Optionee to work as a result of incapacity due to physical or mental illness) and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, or
(4) the conviction of the Optionee of a felony that has been affirmed on appeal or as to which the period in which an appeal can be taken has lapsed.
d. “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 6b and 6c of the Plan, respectively.

e. “Code” or “the Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
f. “Commission” or “the Commission” means the Securities and Exchange Commission or any successor agency.
g. “Committee” or “the Committee” means the committee referred to in Section 2 of the Plan.
h. “Company” or “the Company” means ABM Industries Incorporated, a Delaware corporation.
i. “Disability” means the inability of the Optionee to perform his or her duties as an employee on an active fulltime basis as a result of incapacity due to mental or physical illness which continues for more than ninety (90) days after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee’s legal representative (such agreement as to acceptability not to be withheld unreasonably).
j. “Eligible Person” has the meaning set forth in Section 4 of the Plan.
k. “Exchange Act” or “the Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any comparable successor provisions.
l. For the purposes of this Plan, the term “fair market value,” when used in reference to the date of grant of an option or the date of surrender of Common Stock in payment for the purchase of shares pursuant to the exercise of an option, as the case may be, shall refer to the closing price of the Common Stock as quoted in the Composite Transactions Index for the New York Stock Exchange, on the day before such date as published in the “Wall Street Journal,” or if no sale price was quoted in any such Index on such date, then as of the next preceding date on which such a sale price was quoted; provided, however, that when the term “fair market value” is used in reference to the grant of an option which is effective on a future date set by the Compensation Committee, “fair market value” shall refer to the closing price of the Common Stock as quoted in the Composite Transactions Index for the New York Stock Exchange, on such effective date as published in the “Wall Street Journal.”
m. “Non-Employee Director” shall mean a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3, and also qualifies as an “outside director” for the purposes of Section 162(m) of the Code and the regulations promulgated thereunder.
n. “Optionee” shall mean any Eligible Person who has been granted Stock Options under the Plan.

o. “Plan” or “the Plan” means the ABM Industries Incorporated 2002 Price-Vested Performance Stock Option Plan, as set forth herein and as hereinafter amended from time to time.
p. “Retirement” means retirement from active full-time employment with the Company or any of its Affiliates at or after age sixty-four (64).
q. “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.
r. “Stock” means common stock, par value $0.01 per share, of the Company.
s. “Stock Option” or “Option” means an option granted under Section 5 of the Plan.
t. “Termination of Employment” means the termination of an Optionee’s employment with the Company or any of its Affiliates, excluding any such termination where there is a simultaneous reemployment by the Company or any of its Affiliates. An Optionee shall be deemed to have terminated employment if he or she ceases to perform services for the Company or any of its Affiliates on an active full-time basis, notwithstanding the fact that such Optionee continues to receive compensation or benefits pursuant to an employment contract or other agreement or arrangement with the Company or any of its Affiliates. A non-medical leave of absence shall, unless such leave of absence is otherwise approved by the Committee, be deemed a Termination of Employment. An Optionee employed by an Affiliate of the Company shall also be deemed to incur a Termination of Employment if that Affiliate ceases to be an Affiliate of the Company, as the case may be, and that Optionee does not immediately thereafter become an employee of the Company or any other Affiliate of the Company.
In addition, certain other terms have definitions given to them as they are used herein.
2.	ADMINISTRATION.
     The Plan shall be administered by the Executive Officer Compensation & Stock Option Committee of the Board or such other committee of the Board, composed solely of not less than two Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board. If at any time no such committee(s) shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.
     The Committee shall have all discretionary authority to administer the Plan and to grant Stock Options pursuant to the terms of the Plan to senior executives of the Company and any of its Affiliates.
     Among other things, the Committee shall have the discretionary authority, subject to the terms of the Plan:

a. to select the Eligible Persons to whom Stock Options may from time to time be granted;
b. to determine the number of shares of Stock to be covered by each Stock Option granted hereunder; and
c. to determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the option price (subject to Section 5a of the Plan) and any vesting condition, restriction or limitation based on such factors as the Committee shall determine.
     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.
     The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.
     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and plan participants, and shall be given the maximum deference permitted by law.
3.	STOCK SUBJECT TO PLAN.
     Subject to adjustment as provided herein, the total number of shares of Stock available for grant under the Plan shall be four million (4,000,000). No individual shall be eligible to receive Stock Options to purchase more than 200,000 shares of Stock under the Plan. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.
     If any Stock Option terminates without being exercised, shares subject to such Stock Option shall be available for further grants under the Plan.
     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or the Board may make such substitution or adjustments in the number, kind and option price of shares authorized or outstanding as Stock Options, and/or such other equitable substitution or adjustments as its may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.
4.	ELIGIBILITY.
     Senior executives who are actively employed on a full-time basis by the Company or any of its Affiliates, and who are responsible for or contribute to the management, growth and profitability of the business of the Company or any of Affiliates, are eligible to be granted Stock Options under the Plan (“Eligible Persons”).
5.	STOCK OPTIONS.
     Any Stock Option granted under the Plan shall be in the form attached hereto as Annex “A”, which is incorporated herein and made a part of the Plan, with such changes as the Committee may from time to time approve which are consistent with the Plan. None of the Stock Options granted under the Plan shall be “incentive stock options” within the meaning of Section 422 of the Code.
     The grant of a Stock Option shall occur on the date the Committee selects a Senior Executive of the Company or any of its Affiliates to receive any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such Senior Executive, and specifies the terms and provisions of said Stock Option. Such selection shall be evidenced in the records of the Company whether in the minutes of the meetings of the Committee or by their consent in writing. The Company shall notify an Optionee of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Optionee.
     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:
a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be no less than the Fair Market Value per share of Stock on the grant date.
b. Option Term. The term of each Stock Option shall be ten (10) years from its date of grant, unless earlier terminated.
c. Exercisability. Except as otherwise provided herein, each Stock Option shall be exercisable during its term only if such Stock Option has vested, and only after the first (1st) anniversary of its date of grant.
d. Vesting. Each Stock Option shall have assigned to it by the Committee a vesting price (the “Vesting Price”) which will be used to provide for accelerated vesting so that such Stock Option will vest immediately if, on or before the close of business on the fourth (4th) anniversary of its date of grant, the Fair Market Value of the Common Stock shall have been equal to or greater than the Vesting Price with respect to such Stock Option for ten (10) trading days in any period of thirty (30) consecutive trading days. Any Stock Option that has not vested on or before the close of business on the fourth (4th) anniversary of its date of grant shall vest at the close of business on the business day immediately preceding the eighth (8th) anniversary of its date of grant, if such Option has not previously terminated.
e. Method of Exercise. Subject to the provisions of this Section 5 of the Plan, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.
The option price of Stock to be purchased upon exercise of any Option shall be paid in full:
(1) in cash (by certified or bank check or such other instrument as the Company may accept),
(2) in the discretion of the Committee, in the form of unrestricted Stock already owned by the Optionee for six (6) months or more and based on the Fair Market Value of the Stock on the date the Stock Option is exercised,
(3) in any other form approved in the discretion of the Committee, or
(4) by any combination thereof.
     In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
     No shares of Stock shall be issued until full payment therefor has been made. The Optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the share and the right to receive dividends), only when the Optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9a of the Plan.
f. Non-transferability of Stock Options. No Stock Option shall be transferable by the Optionee other than:
(1) pursuant to a beneficiary designation satisfactory to the Committee, or

(2) by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may establish such procedures as it deems appropriate for an Optionee to designate a beneficiary to whom any amounts payable in the event of the Optionee’s death are to be paid or by whom any rights of the Optionee, after the Optionee’s death, may be exercised.
g. Termination by Death, Disability, Retirement or by the Company Without Cause. If the Optionee’s employment terminates by reason of death, Disability or Retirement, or if such employment is terminated by the Company without Cause, in each case prior to the vesting of a Stock Option held by the Optionee, the following provisions shall apply:
(1) if termination occurs by death or Disability, or by the Company without Cause, such Stock Options shall be exercisable only within ninety (90) days of such termination, and only if such Stock Options are then vested; and
(2) if termination occurs by Retirement or other “voluntary quit,” such Stock Options shall terminate immediately.
h. Termination by the Company for Cause. If the Optionee’s employment is terminated by the Company for Cause prior to the vesting of a Stock Option, such Stock Options shall terminate immediately.
i. Termination After Vesting. If the Optionee’s employment is terminated for any reason after a Stock Option has vested, such Stock Options shall be exercisable only within ninety (90) days of such termination,
j. Change in Control Cash Out. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control all outstanding Stock Options shall immediately vest and become fully exercisable, and during the ninety (90) day period from and after such Change in Control (the “Exercise Period”), the Optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within ninety (90) days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the “Spread”), multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5j of the Plan shall have been exercised.

6.	CHANGE IN CONTROL PROVISIONS.
a. Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and not then vested and exercisable, shall become vested and exercisable to the full extent of the original grant, provided that such accelerated vesting shall occur only if the Optionee is an active full-time employee of the Company or any of its Affiliates as of such date.
b. Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:
(i) the acquisition (other than by the Company or by an employee benefit plan or related trust sponsored or maintained by the Company), directly or indirectly, in one or more transactions, by any person or by any group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of twenty-five percent or more of either the outstanding shares of common stock or the combined voting power of the Company’s outstanding voting securities entitled to vote generally, if the acquisition was not previously approved by the existing directors;
(ii) the acquisition (other than by the Company or by an employee benefit plan or related trust sponsored or maintained by the Company), directly or indirectly, in one or more transactions, by any such person or by any group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of fifty percent or more of either the outstanding shares of common stock or the combined voting power of the Company’s outstanding voting securities entitled to vote generally, whether or not the acquisition was approved by the existing directors, other than an acquisition that complies with clause (x) and (y) of paragraph (iii) below;
(iii) consummation of a reorganization, merger or consolidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets unless, immediately following such event, (x) all or substantially all of the stockholders of the Company immediately prior to such event own, directly or indirectly, seventy-five percent or more of the then outstanding voting securities entitled to vote generally of the resulting corporation (including without limitation, a corporation which as a result of such event owns the Company or all or substantially all of the Company’s assets either directly or their ownership of the Company’s outstanding voting securities entitled to vote generally immediately prior to such event and (y) the securities of the surviving or resulting corporation received or retained by the stockholders of the Company is publicly traded;

(iv) approval by the stockholders of the complete liquidation or dissolution of the Company; or
(v) a greater than one-third change in the composition of the Board of Directors within 24 months if not approved by a majority of the pre-existing directors.
c. Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of:
(1) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on Nasdaq, as applicable, during the ninety (90) day period prior to and including the date of a Change in Control, and or
(2) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which:
(a) is held by an Optionee who is an officer of the Company and is subject to Section 16(b) of the Exchange Act, and
(b) was granted within two hundred and forty (240) days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or canceled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.
7.	TERM, AMENDMENT AND TERMINATION.
     The Plan will terminate on December 11, 2011. Stock Options outstanding as of December 11, 2011 shall not be affected or impaired by the termination of the Plan.
     The Committee shall have authority to amend the Plan without the approval of the Company’s stockholders to take into account changes in law and tax and accounting rules, including Rule 16b-3 and Section 162(m) of the Code; provided that no amendment shall be made without the Optionee’s consent which would impair the rights of an Optionee under a Stock Option theretofore granted.
8.	UNFUNDED STATUS OF PLAN.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
9.	GENERAL PROVISIONS.
a. The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:
(1) the listing or approval for listing
(2) any registration or other qualification
(3) the obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
b. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for any Optionee.
c. The adoption of the Plan shall not confer upon any Optionee any right to continued employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the employment of any Optionee with or without cause at any time whatsoever absent a written employment contract to the contrary.
d. No later than the date as of which an amount first becomes includable in the gross income of the Optionee for federal income tax purposes with respect to any Stock Option under the Plan, and prior to the delivery of any shares of Stock to any Optionee, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. In the discretion of the Committee, withholding obligations may be settled with Stock in an amount having a Fair Market Value not exceeding the minimum withholding tax payable by the Optionee with respect to the income recognized, including Stock that is subject to the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any of its

Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee. The Committee shall establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.
e. In the case of a grant of a Stock Option to any employee of a Company Affiliate, the Company, may, if the Committee so directs, issue or transfer the shares of Stock covered by the Stock Option to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Stock to that Optionee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.
f. The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of law.
10.	EFFECTIVE DATE OF PLAN.
     Subject to approval by the stockholders of the Company, the Plan shall be effective on December 11, 2001.